                                                                 EXHIBIT 10.44




                                June 16, 1998


Mr. Henrik Slipsager
ABM Janitorial Services
551 Fifth Avenue, Suite 400
New York  NY  10176


RE:  THIRD AMENDMENT ("AMENDMENT") OF DIVISION EXECUTIVE
     EMPLOYMENT AGREEMENT ("AGREEMENT")


Dear Henrik:

Your employment Agreement, which was last previously amended effective November 1, 1997 is hereby modified as follows, effective March 17, 1998:

PARAGRAPH  B. TITLE shall be amended in its entirety to read:

"Executive's title shall be an Executive Vice President of Company and Senior Vice President of ABM Industries Incorporated, Company's parent corporation ("ABM")."

PARAGRAPH C. DUTIES & RESPONSIBILITIES shall be amended in its entirety to read:

"Executive shall report to and be accountable to and shall be expected to assume and perform such executive or managerial duties and responsibilities as are assigned to Executive from time-to-time by the President of the Company (with regard to Company matters) and by the President of ABM (with regard to ABM matters) or their respective designees or successors."

PARAGRAPH  D. TERM OF AGREEMENT shall be amended in its entirety to read:

"Employment hereunder shall commence 3/17/1998 and shall continue until 10/31/2000 ("Initial Term") unless sooner terminated pursuant to Paragraph O hereof, or later extended pursuant to Paragraph N hereof ("Extended Term")."

PARAGRAPH  N. EXTENSION OF EMPLOYMENT shall be added, as follows:

"Absent at least ninety (90) days written notice of termination from either party to the other party prior to the expiration of the Initial Term or any Extended Term of the Agreement, employment hereunder shall continue for an Extended Term of two years ("Extended Term") by which Executive and Company mean that all terms and conditions of this Agreement during the Extended Term shall remain in full force and effect except that the highest base Salary specified in paragraph X1 shall be increased annually as provided in Paragraph X.1(b) each year during the Extended Term.
Mr. Henrik Slipsager
June 16, 1998
Page Two


Company has the option, without terminating this Agreement or Executive's employment hereunder, of placing Executive on a leave of absence at the full compensation set forth in Paragraph F hereof for any or all of such ninety (90) day period in lieu of the aforementioned notice."

PARAGRAPH  X.1 SALARY shall be amended in its entirety to read:

"a. Effective 3/17/98 until 10/31/98, at the annual rate of Three Hundred Sixty-Six Thousand Four Hundred Fifty Dollars ($366,450) payable at the monthly rate of $30,537.50.

 b. Effective on 11/1/98 and 11/1/99 and for each Fiscal Year of any Extended Term, if any, of this Agreement, the Salary set forth in Paragraph X.1(a) will be adjusted upward annually to reflect the percentage increase change in the American Compensation Association ("ACA") Index for the Western Region ("ACA Index") with a six (6%) per cent maximum increase. The adjustment, if any shall be based upon the projected ACA Index as published for the effective date of the proposed increase hereunder. There shall be no downward adjustment in Salary in the event the ACA Index shows a decrease from the prior Fiscal Year."

PARAGRAPH X.5(A) BONUS shall be amended by increasing the percentage of the Profit from 0.2842% (.002842) to 0.7045% (.007045). In all other respects
Paragraph X.5 shall remain unchanged.

PARAGRAPH X.3 CONSULTANCY shall be amended by increasing the monthly Consulting Fee from $1,000.00 to $1,250.00. In all other respects Paragraph X.3 shall remain unchanged.

In all other respects, the Agreement, as previously amended, shall remain unchanged.

Please sign all three (3) originals of the Amendment and return two (2) to Harry Kahn, at the ABM Legal Department.

Sincerely,

/s/ William W. Steele

William W. Steele



I agree to the foregoing.


/s/ Henrik Slipsager                    Dated:    July 2, 1998
-------------------------------                -----------------------
Henrik Slipsager